UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest reported)   May 3, 2000






                        Aquila Biopharmaceuticals, Inc.
        (Exact name of registrant as specified in its chapter)




	         Delaware	           	000-12081     	   043307818
(State or other jurisdiction	  (Commission	      (IRS Employer
     of incorporation)         File Number)   Identification No.)

175 Crossing Boulevard, Framingham, MA           01702
   (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (508) 628-0100

_____________________________________________________

Item 5. Other Events.
On May 3, 2000, Aquila Biopharmaceuticals, Inc. announced preliminary results from a licensing trial designed to evaluate the effectiveness of Quilvax-M(TM) in the management of S. aureus mastitis in dairy cows. The primary endpoint was a reduction in the average somatic cell counts over 120 days following challenge with S. aureus. The preliminary results show no difference in the primary endpoint measurement between the control group of animals and those immunized with Quilvax-M(TM).

Item 7. Financial Statements and Exhibits.

 (c) Exhibits.  Exhibit 99.1.  Aquila Biopharmaceuticals, Inc.
press release dated May 3, 2000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             AQUILA BIOPHARMACEUTICALS, INC.

Dated: May 3, 2000


                            By: /s/ James L. Warren

                                James L. Warren
                                Vice President of Finance,
                                Chief Financial Officer and
                                Treasurer